Exhibit 10.2

[Form for Directors]

COMPUCREDIT CORPORATION

RESTRICTED STOCK AGREEMENT

PLAN: CompuCredit Corporation 2008 Equity Incentive Plan

SHARES OF RESTRICTED STOCK:                      Shares

PURCHASE PRICE PER SHARE (IF ANY): $

EFFECTIVE DATE OF GRANT:

THIS RESTRICTED STOCK AGREEMENT, made and entered into this          day of                 , 20    , by and between COMPUCREDIT CORPORATION, a Georgia corporation (“CompuCredit”), and                      (the “Grantee”);

W I T N E S S E T H:

WHEREAS, the CompuCredit Corporation 2008 Equity Incentive Plan (the “Plan”) has been adopted by CompuCredit; and

WHEREAS, the Plan authorizes the Compensation Committee (“Committee”) to cause CompuCredit to enter into a written agreement with the Grantee setting forth the form and the amount of any award and any conditions and restrictions of the award imposed by the Plan and this Agreement; and

WHEREAS, the Committee desires to make an award to the Grantee consisting of shares of Restricted Stock.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, including that provided under any non-compete or similar agreement, the receipt and sufficiency of which are hereby acknowledged, CompuCredit and the Grantee hereby agree as follows:

1. General Definitions. Any capitalized terms herein shall have the meaning set forth in the Plan, and, in addition, for purposes of this Restricted Stock Agreement, each of the following terms, when used herein, shall have the meaning set forth below:

(a) “Common Stock” shall mean the common stock of CompuCredit, no par value per share.

(b) “CompuCredit” shall mean CompuCredit Corporation.

(c) “Restricted Shares” shall mean the number of shares of Common Stock set forth on page 1 of this Restricted Stock Agreement.

(d) “Vesting Date” shall mean the date that all conditions and restrictions imposed upon the Restricted Shares granted in accordance with this Restricted Stock Agreement, including vesting pursuant to Section 3, are completely satisfied.

(e) “Disability” shall mean (i) a determination that the Grantee is disabled pursuant to the terms of any long-term disability insurance policy which the Company has purchased and which covers Grantee; (ii) a reasonable determination by a reputable, independent, licensed medical doctor selected by the Company that, due to a mental or physical impairment or disability, Grantee has been incapable or unable to fully perform the duties performed by him for the Company immediately prior to such disability for a period of at least 180 days in the aggregate (although not necessarily consecutively) within any consecutive 365 day period; or (iii) the entry of an order by a court of competent jurisdiction adjudicating Grantee incompetent to manage his person or property.

2. Grant of Shares. Upon the terms and subject to the conditions and limitations hereinafter set forth, the Grantee has been awarded the Restricted Shares. Until the Vesting Date the Restricted Shares shall not be transferable except as provided in the Plan. Subject to Section 4, after the Vesting Date the Restricted Shares shall be reissued to the Grantee as unlegended shares of Common Stock. Until the Vesting Date the Restricted Shares shall be held by CompuCredit on behalf of the Grantee. Any Restricted Shares that do not or cannot vest pursuant to Section 3 shall be forfeited to CompuCredit.

3. Vesting. Subject to the terms, conditions, and limitations set forth herein, the Restricted Shares shall vest in the following amounts on the following dates (which shall constitute Vesting Dates) provided that the Grantee is either on the Board of Directors of CompuCredit (or one of its Affiliates) or a full-time employee of CompuCredit (or one of its Affiliates) on the applicable date:

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In no event shall a fractional share of Common Stock be reissued to Grantee upon vesting. In the event that Grantee would otherwise be entitled to a fractional share because of a term, condition or limitation set forth herein, the number of shares of Common Stock to be reissued upon vesting shall be rounded down to the nearest whole number and such fractional share shall remain a Restricted Share, subject to all terms, conditions and limitations set forth herein. In addition, until the date set forth above, and provided that the Grantee is either on the Board of Directors of CompuCredit (or one of its Affiliates) or a full-time employee of CompuCredit (or one of its Affiliates) at the time of a “Change in Control,” any Restricted Shares that theretofore have not vested shall immediately vest upon a “Change in Control.”

Notwithstanding the foregoing, any Restricted Shares that theretofore have not vested shall immediately vest upon death or Disability of Grantee.

Upon vesting, the Grantee will be responsible for payment of all income and any other taxes in connection with the vesting of such shares of Common Stock.

4. Transfer Subject to Compliance with Securities Laws. Notwithstanding the vesting of any Restricted Shares, Grantee shall not be entitled to transfer any Restricted Shares except in compliance with applicable securities law.

5. No Right to Continued Employment. The grant evidenced hereby does not confer upon the Grantee the right to continued employment or affiliation with CompuCredit or any Affiliate (including service on the board of directors of CompuCredit or any Affiliate), nor shall it interfere with the right of CompuCredit or any Affiliate to terminate his or her affiliation with CompuCredit at any time.

6. Miscellaneous.

(a) The terms of this Restricted Stock Agreement shall be binding upon and shall inure to the benefit of any successors or assigns of CompuCredit and of the Grantee.

(b) The Grantee shall be entitled to vote and to receive dividends with respect to any Restricted Shares.

(c) This grant has been made pursuant to the Plan and shall be subject to, and governed by, the terms and provisions thereof. The Grantee hereby agrees to be bound by all the terms and provisions of the Plan. In the event of any conflict between the terms of the Plan and this Restricted Stock Agreement, the provisions of the Plan shall govern.

(d) This Restricted Stock Agreement shall be governed by the laws of the State of Georgia.

IN WITNESS WHEREOF, CompuCredit and the Grantee have executed this Restricted Stock Agreement as of the day and year first above written.

COMPUCREDIT CORPORATION

By:

Its:	Chief Executive Officer

GRANTEE:

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